POWER OF ATTORNEY

       The undersigned, Douglas D. Wheat, being a director and Chairman of the Board of Directors of SuperMedia Inc. (the "Company"), hereby appoints each of Cody Wilbanks, Tara D. Mackey and Samuel D. Jones, as his agent and attorney-in-fact to prepare and execute, on his behalf, all reports required, in the judgment of Cody Wilbanks, Tara D. Mackey and Samuel D. Jones, to be filed with the Securities and Exchange Commission involving his transactions in the securities of the Company, including, without limitation, the filing of all his required Form 3, Form 4 and Form 5 reports.

	This Power of Attorney shall extend until revoked in writing by the undersigned or until the undersigned is no longer subject to the requirements of Section 16 of the Securities Exchange Act due to termination of his role as director of the
Company.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 1, 2010.





                                         /s/ Douglas D. Wheat
                                         Douglas D. Wheat